UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2012

BARNES GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-04801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street, Bristol, Connecticut	06010
(Address of principal executive offices)	(Zip Code)

(860) 583-7070
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On July 16, 2012, Barnes Group Inc. (the "Company"), entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with stock and option holders of Synventive Acquisition Inc., a Delaware corporation ("Synventive”), Synventive and Cetus Capital, LLC, in its capacity as Seller Representative, pursuant to which the Company has agreed to acquire all of the issued and outstanding shares of capital stock of Synventive. Together with its subsidiaries, Synventive, which is headquartered in Peabody, Massachusetts, is a leading designer and manufacturer of highly engineered and customized hot runner systems and components and provides related services.

The purchase price payable by the Company for such shares pursuant to the terms of the Stock Purchase Agreement is $335 million in cash, subject to (i) dollar for dollar increase or decrease based on deviation from a working capital target, (ii) decrease for indebtedness and certain transactions expenses of Synventive, (iii) increase for the amount of Synventive's cash as of the closing, and (iv) a potential increase for certain transaction related tax benefits not to exceed $5 million. The Stock Purchase Agreement contains customary representations, warranties and covenants. Subject to certain limitations, each party has agreed to indemnify the other parties for breaches of representations, warranties and covenants, and other specified matters. The closing of the transactions contemplated by the Stock Purchase Agreement is subject to the receipt of regulatory approvals and the satisfaction of other closing conditions, including obtaining necessary third party agreements. The acquisition is currently expected to occur during August 2012. The Company expects to fund the purchase price from cash on hand and borrowings under the recently executed accordion feature of the Company's existing credit agreement.

The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Document Description

2.1*	Stock Purchase Agreement dated July 16, 2012

* The Company hereby agrees to provide the Commission, upon request, copies of any omitted exhibits or schedules to this exhibit required by Item 601(b)(2) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 17, 2012	BARNES GROUP INC.
(Registrant)

	By:	/s/ CLAUDIA S. TOUSSAINT
Claudia S. Toussaint Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Document Description

2.1*	Stock Purchase Agreement dated July 16, 2012
* The Company hereby agrees to provide the Commission, upon request, copies of any omitted exhibits or schedules to this exhibit required by Item 601(b)(2) of Regulation S-K.

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